UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2013, the Board of Directors (the “Board of Directors”) of Landmark Apartment Trust of America, Inc. (the “Company”) appointed James Miller as the Chief Financial Officer of the Company, effective immediately. In connection with Mr. Miller’s appointment, Ms. B. Mechelle Lafon stepped down from her role as the Company’s Chief Financial Officer and became its Assistant Chief Financial Officer. However, Ms. Lafon will remain the Company’s Secretary and Treasurer. On April 5, 2013, the Company also appointed Elizabeth Truong as its Chief Investment Officer. Mr. Miller and Ms. Truong initially became employees of the Company on March 13, 2013 in connection with the Company’s acquisition of the property management business and in-place workforce of Elco Landmark Residential Management LLC (“ELRM”) and certain of its affiliates (the “ELRM Transaction”). Additionally, on April 5, 2013, Gustav G. Remppies stepped down as the President of the Company and was appointed as its Chief Administrative Officer, effective immediately.

Mr. Miller, age 46, has over 24 years of accounting and finance experience. From January 2005 to April 2013, Mr. Miller served as the Chief Financial Officer for Elco Landmark Residential Holdings, which engages in the rental of residential apartment communities in the southeast, and is a member of the Elco Holdings family of companies and a subsidiary of ELCO Holdings, LTD, an Israel publicly traded company. From October 2000 until December 2004, Mr. Miller served as VP of finance for WRH Income Properties, Inc., a privately owned full-service multifamily property management company, which had multifamily assets totaling $300 million. From August 1997 to October 2000, Mr. Miller served as Controller for Inacom Information Systems, a Delmarva-based technology solutions provider, where he was responsible for the financial operations of the southeast division, which had annual revenues of $2 billion. In addition, from January 1994 to August 1997, he served as Manager of Accounting and Finance for Total Tire Care, a retail entity, which grew into a 700-store chain located in 13 states. Prior to that, he served as an auditor for Arthur Anderson, a Chicago based accounting firm, from August 1991 to January 1994, and NationsBank, a North Carolina based financial institution which subsequently merged to become Bank of America, from August 1989 to August 1991. Mr. Miller holds a Bachelor of Science degree in Finance from Florida State University and a Masters in Business Administration (Accounting) from the University of South Florida. He is also a Certified Public Accountant.

Prior to joining the Company, from July 2008 to April 2013, Ms. Truong, 41, served as the Chief Investment Officer of Elco Landmark Residential Holdings, LLC. From June 2003 to July 2008, she also served as the Chief Investment Officer for Landmark Residential, which was majority purchased by Elco Landmark Residential. In such capacity, she negotiated and closed the acquisition of over 70 real estate assets valued at more than $1.4 billion dollars and over 20,000 residential units. In addition, she was responsible for all financing for Elco Landmark Residential and handled all property dispositions. Her responsibilities included marketing, training, financial reporting, risk management, construction, and investor relations. Ms. Truong earned a bachelor’s degree from the University of Massachusetts Amherst and was a recipient of a full scholarship at Babson College for a Masters in Business Administration in Entrepreneurship.

In connection with the ELRM Transaction, Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership, assumed each of the employment agreements between Elco Landmark Residential Holdings, LLC, on the one hand, and James Miller and Elizabeth Truong, on the other. Each employment agreement is for a term of three years and expires on

July 1, 2015, subject to automatic one-year term renewals. Each agreement provides the employee with an annual base salary of $300,000 and the payment of bonuses or incentive compensation as determined by the Board of Directors (or any committee thereof, including the compensation committee). The employment agreements may be terminated by the Company at any time and by the respective employee at any time by delivering notice to the Company to be effective at least ten days but no more than 30 days after the date of such notice. If the Company terminates the employee’s employment without cause, or the employee resigns for good reason (as defined in the employment agreement), he or she will be entitled to severance in the amount of the then base salary plus certain health benefits. Furthermore, Mr. Miller and Ms. Truong have each agreed that during the term of their employment and for a period of one year thereafter, they will not compete with the Company or its subsidiaries or solicit or encourage any employee of the Company to resign from employment with the Company, or otherwise interfere or disrupt the relationship between the Company and any of its employees or certain other parties. Mr. Miller and Ms. Truong have also agreed that during the term of their employment and for a period of three years thereafter, they will not disclose any confidential information (as defined in the respective employment agreement) to any person or entity for any reason whatsoever, nor will they disparage the Company, its practices or certain other parties at any time.

The material terms of the employment agreements are qualified in their entirety by the agreements attached as Exhibit 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits and Financial Statements.

d.	Exhibits:

Exhibit Number	Description

10.1	Employment Agreement with James Miller, dated July 1, 2012

10.2	Amendment to Employment Agreement with James Miller, dated February 25, 2013

10.3	Employment Agreement with Elisabeth Truong, dated July 1, 2012

10.4	Amendment to Employment Agreement with Elisabeth Truong, dated February 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 11, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with James Miller, dated July 1, 2012

10.2	Amendment to Employment Agreement with James Miller, dated February 25, 2013

10.3	Employment Agreement with Elisabeth Truong, dated July 1, 2012

10.4	Amendment to Employment Agreement with Elisabeth Truong, dated February 25, 2013

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